SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 23, 2020

AIR INDUSTRIES GROUP

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35927	80-0948413
State of Incorporation	Commission File Number	IRS Employer I.D. Number

1460 Fifth Avenue, Bay Shore, New York 11706

(Address of Principal Executive Offices)

Registrant’s telephone number: (631) 968-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	AIRI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Air Industries Group has entered into a Settlement and Release Agreement with CPI Aerostructures, Inc. resolving the dispute with CPI Aerostructures, Inc. relating to the working capital adjustment arising out of the Company’s sale of Welding Metallurgy, Inc. to CPI Aerostructures. Pursuant to the Agreement, the balance of the $1,380,684 remaining in escrow will be paid to CPI Aerostructures.

Item 7.01 Regulation FD Disclosure

On December 28, 2020, the Company issued a press release announcing that it has entered into a Settlement and Release Agreement with CPI Aerostructures, Inc. resolving the Company’s dispute with CPI Aerostructures, Inc. relating to the working capital adjustment arising out of the Company’s sale of Welding Metallurgy, Inc. to CPI Aerostructures.

The information in this Item 7.01 of this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by Air Industries under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement and Release between Air Industries Group and CPI Aerostructures, Inc.
99.1	Text of press release dated December 28, 2020 issued by Air Industries Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2020

AIR INDUSTRIES GROUP

By:	/s/ Michael Recca
Michael Recca

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